PURCHASE AGREEMENT COM0338-24

between

EMBRAER S.A.

and

LATAM AIRLINES GROUP S.A.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers and to be effective as of the day and year first above written.

EMBRAER S.A.	LATAM AIRLINES GROUP S.A.
By: DocuSigned by: [signature] 86C90006E1EE433	By: ______________________
Name: ARJAN MEIJER	Name:
Title: VP Commercial Aviation	Title:
By: DocuSigned by: Marcelo Pereira Santiago 946FD0A5E34C49B...	By: ______________________
Name: Marcelo Pereira Santiago	Name:
Title: VP Contracts & Asset Mgmt	Title:
Place: Sao Jose dos Campos	Place:

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers and to be effective as of the day and year first above written.

EMBRAER S.A.	LATAM AIRLINES GROUP S.A.
By: ______________________	By: Signed by: Ricardo Bottas Dourado Dos Santos 2223BAF20BBD436...
Name:	Name: Ricardo Bottas
Title:	Title: Authorised Signatory
By: ______________________	By: DocuSigned by: [signature] 083BFDB9CC3943C...
Name:	Name: Sebastián Acuto
Title:	Title: Authorised Signatory
Place:	Place: